EXHIBIT F-1
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                                  REID & PRIEST LLP
                                 40 West 57th Street
                               New York, New York 10019


                                                New York, New York
                                                January 28, 1997


             Securities and Exchange Commission
             Judiciary Plaza
             450 Fifth Street, N.W.
             Washington, D.C.  20549

                       Re: Form U-1 Application-Declaration (File No.70-8963) National Fuel Gas Company
                            National Fuel Gas Distribution Corporation
                            National Fuel Gas Supply Corporation
                            Seneca Resources Corporation
                            Utility Constructors, Inc.
                            Highland Land & Minerals, Inc.
                            Leidy Hub, Inc.
                            Data-Track Account Services, Inc.
                            National Fuel Resources, Inc.
                            Horizon Energy Development, Inc.
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             Ladies and Gentlemen:

                       This  opinion relates  to the  joint Application-
             Declaration, filed on November 15, 1996, as heretofore amended (as amended, the "Application-Declaration"), by National Fuel Gas Company ("National"), National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation ("Supply"), Seneca Resources Corporation, Utility Constructors, Inc., Highland Land & Minerals, Inc., Leidy Hub, Inc., Data-Track Account Services, Inc., National Fuel Resources, Inc., and Horizon Energy Development, Inc. under the Public Utility Holding Company Act of 1935, as amended. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Application-Declaration.

                       The  Application-Declaration  seeks authorization
             for the participation by National and Supply in a joint venture with one or more subsidiaries of Tennessee Gas Pipeline Company ("Tennessee") to develop, construct, finance, own and operate certain natural gas gathering and processing facilities and to engage in certain related transactions, as more fully described in the Application-Declaration (the "Project").

                       Insofar as it  relates specifically to  National,
             the Application-Declaration seeks authorization for the following transactions (the "Transactions"):

                       (a) The organization of a direct, wholly-owned subsidiary of National or, in the alternative, the purchase by National of all of the outstanding voting stock of a corporation to be organized by Tennessee (such subsidiary or acquired corporation being hereinafter referred to as the "National Affiliate"), in either case for the purpose of investing in the Project;

                       (b) The organization by the National Affiliate and an affiliate of Tennessee of one or more special purpose entities (the "Special Purpose Entities") to own, manage and operate the Project, and the acquisition by the National Affiliate of a 50% equity interest therein;

                       (c) The capitalization of the National Affiliate through debt and equity financing (including the participation by the National Affiliate in National's current money pool arrangement between National and its subsidiaries, heretofore approved by the Securities and Exchange Commission in SEC File No. 70-8729) subject, in the case of debt financing, to the limitation that the aggregate amount thereof shall not exceed $250 million at any one time outstanding, of which no more than $210 million may be in the form of long-term loans;

                       (d) The provision by National of credit support (including, but not limited to, issuing
                            guaranties   and  obtaining,   and  assuming
                            reimbursement  obligations with  respect to,
                            letters   of   credit)   with   respect   to
                            obligations and liabilities incurred  by the
                            National  Affiliate  or the  Special Purpose
                            Entities to third parties in connection with
                            the  construction, ownership,  operation and
                            financing  of  the Project,  subject  to the
                            limitation   that    such   credit   support
                            facilities shall not exceed in the aggregate the sum of $175 million at any one time outstanding.

                       Based  upon  the  foregoing  and  subject to  the
             qualifications and assumptions herein specified, we are of the opinion that:

                       1. National is a corporation duly incorporated and validly existing under the laws of the State of New Jersey.

                       2. If (i) the Transactions are approved by the Board of Directors of National and the National Affiliate, and consummated in accordance with the order or orders of the Securities and Exchange Commission (the "Commission") with respect thereto and, in the case of short-term debt financing by National of the National Affiliate, the orders heretofore entered by the Commission in connection with National's current money pool arrangement (see File No. 70-
             8729), (ii) the respective Boards of Directors (or other governing bodies) of the National Affiliate and the Special Purpose Entities duly authorize the incurrence of the obligations and liabilities to be guaranteed or assumed by National, or with respect to which National will otherwise provide credit support, (iii) the obligations so incurred by the National Affiliate and the Special Purpose Entities are legal, valid, binding and enforceable obligations of those obligors and have been incurred solely in connection with the Project, (iv) all debt obligations of the National Affiliate to National are appropriately documented and properly reflected on the respective books of the National Affiliate and National, (v) the capital stock of the National Affiliate to be issued to National upon the organization of the National Affiliate is duly authorized by the Board of Directors of the National Affiliate and validly issued to National, and the consideration fixed therefor is duly paid by National, or, if applicable, the capital stock of the National Affiliate to be purchased by National has been duly authorized, validly issued, is fully paid and nonassessable, is duly and validly transferred to National, and the consideration therefor is duly paid by National, (vi) the equity interests in the Special Purpose Entities to be issued to the National Affiliate upon the organization of the Special Purpose Entities are duly authorized by all appropriate action and the consideration prescribed therefor is duly paid by the National Affiliate, and (vii) all authorizations and approvals from appropriate governmental and regulatory authorities, if required in connection with the debt and/or equity investments by National and the National Affiliate in the Project, are duly obtained:

                       A. All state laws applicable to the Transactions (other than so-called "blue-sky"laws or similar laws, upon which we do not pass herein) will have been complied with; and

                       B. The legal rights of the holders of any securities heretofore issued by National will not have been violated.

                       In  rendering the opinions expressed in paragraph
             2, we have made the following assumptions and those opinions are qualified accordingly:

                       (a) No property or assets of National will be pledged as security for its obligations under any debt or credit support instrument that it may issue in connection with the Transactions;

                       (b) The National Affiliate will not own, directly or indirectly, a majority of the equity interests in any Special Purpose Entity;

                       (c) Any and all indebtedness incurred by National or the National Affiliate (I) for the repayment of money borrowed from third parties or representing deferred obligations for the payment of the purchase price of property purchased from a third party, and
                            (II)  which  matures  by its  terms,  or  is
                            renewable or extendible at the option of the
                            obligor to  a date, more than  one year from
                            the date of incurrence ("Funded Debt"), will
                            be in compliance with Sections 6.05 and 6.06
                            of  that  certain  Indenture,  dated  as  of
                            October 15, 1974,  between National and  The
                            Bank  of New  York  (formerly, Irving  Trust
                            Company),   as    Trustee,   as   heretofore
                            supplemented and amended (as so supplemented and amended, the "Indenture"); and

                       (d) Any guaranty or assumption by National of, and any other credit support provided by National with respect to, obligations of the National Affiliate or any of the Special Purpose Entities representing Funded Debt will be in compliance with Section 6.05 of the Indenture.

                       We are members  of the  New York Bar  and do  not
             hold ourselves out as experts on the laws of any other state. Accordingly, in giving this opinion, we have relied, as to all matters governed by the law of the State of New Jersey, upon the opinion of Stryker, Tams & Dill LLP, New Jersey Counsel for National, which is to be filed as an exhibit to the Application-Declaration.

                       We  hereby consent to the use  of this opinion as
             an exhibit to the Application-Declaration.

                                                Very truly yours,

                                                /s/ Reid & Priest LLP

                                                REID & PRIEST LLP